UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 8, 2011

CAS MEDICAL SYSTEMS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-13839 (Commission File Number)	06-1123096 (I.R.S. Employer Identification No.)
44 East Industrial Road, Branford, Connecticut 06405 (Address of principal executive offices, including zip code) (203) 488-6056 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2011, CAS Medical Systems, Inc. (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Thomas, McNerney & Partners, L.P., TMP Nominee II LLC and TMP Associates II, L.P. (the “Purchasers”), pursuant to which the Company issued on June 9, 2011 upon closing of a private placement (the “Transaction”) (i) 95,500 shares of a newly created series of preferred stock, designated “Series A Convertible Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”), which shares of Series A Preferred Stock are convertible into authorized but unissued shares of common stock, par value $0.004 per share, of the Company (the “Conversion Shares”) and have the terms set forth in the Certificate of Designation for the Series A Preferred Stock (the “Series A Certificate of Designation”) and (ii) 54,500 shares of a newly created series of preferred stock, designated “Series A Exchangeable Preferred Stock,” par value $0.001 per share (the “Series A Exchangeable Preferred Stock” and together with the Series A Preferred Stock, the “Securities”), convertible, following stockholder approval, into authorized but unissued shares of common stock, par value $0.004 per share, of the Company (the “Series A Exchangeable Conversion Shares”, and together with the Conversion Shares, the “Series A Conversion Shares”), which shares have the terms set forth in the Certificate of Designation for the Series A Exchangeable Preferred Stock (the “Series A Exchangeable Certificate of Designation”).  Upon approval by the stockholders of the Company, the Series A Exchangeable Preferred Stock will have substantially identical terms to the Series A Preferred Stock as described below.  The Company received an aggregate cash purchase price of $15.0 million representing a per-share purchase price of $100 for the Series A Preferred Stock and $100 for the Series A Exchangeable Preferred Stock.

Series A Preferred Stock

The shares of Series A Preferred Stock issued upon closing are convertible at the option of the holder into Conversion Shares at a conversion price of $2.82 (the “Conversion Price”).  The Conversion Price is subject to standard weighted average anti-dilution adjustments subject to limitations under NASDAQ listing rules.

Following the date of issuance, the stated value of the Series A Preferred Stock ($100.00 per share of Series A Preferred Stock) will accrete at an annual rate of seven percent (7%), compounded quarterly.  Prior to the third anniversary of the original date of issuance, the holders may elect, pursuant to certain requirements, to  receive the accretion in the form of a dividend of 7% per annum, payable quarterly in cash at the holder’s option through the third anniversary of the closing and thereafter at the Company’s option.  Upon the Company’s failure to pay when due any amounts owed on the shares of Series A Preferred Stock, the failure of Purchaser Designee to be nominated to the Board of Directors (as described below) or such other trigger events as described in the Certificate of Designation of Series A Preferred Stock, the dividend rate shall be increased by an additional five percent (5%) per annum.

After the third anniversary of the original date of issuance, the Company can force conversion (“Mandatory Conversion”) of all, and not less than all, of the outstanding Series A Preferred Stock into Company common stock as long as the closing price of our common stock is at least 250% of the Conversion Price for at least 20 of the 30 consecutive trading days immediately prior to the conversion and the average daily trading volume is greater than 50,000 shares per day over the 30 consecutive trading days immediately prior to such conversion.  The Company’s ability to cause a Mandatory Conversion is subject to certain other conditions as provided in the Series A Preferred Certificate of Designation.

The Series A Preferred Stock is entitled to a liquidation preference equal to the greater of 100% of the accreted value for each share of Series A Preferred Stock outstanding on the date of a liquidation plus all accrued and unpaid dividends or the amount a holder would have been entitled to had the holder converted the shares of Series A Preferred Stock into Series A Conversion Shares immediately prior to the liquidation.  The Series A Preferred Stock will vote together with the common stock as-if-converted on the original date of issuance.  Holders of Series A Preferred Stock are entitled to purchase their pro rata share of additional stock issuances in certain future financings.

Series A Exchangeable Preferred Stock

Prior to approval by the stockholders of the Company, holders of the Series A Exchangeable Preferred Stock will not have any voting rights and the stated value of the Series A Exchangeable Preferred Stock ($100.00 per share of

Series A Exchangeable Preferred Stock) will accrete at an annual rate of ten percent (10%), compounded quarterly.  In the event stockholder approval is not obtained by October 1, 2011, the rate will increase by 2% per fiscal quarter up to a maximum of 20% per annum.  Prior to the third anniversary of the original date of issuance, the holders may elect, pursuant to certain requirements, to receive the accretion in the form of a dividend of 10% per annum (subject to increase as described above), payable quarterly in cash at the holder’s option through the third anniversary of the closing and thereafter at the Company’s option.

Other Information

Pursuant to the Investment Agreement, the Company and the Purchasers entered into a Registration Rights Agreement, dated June 9, 2011( the “Registration Rights Agreement”), whereby the Company is required to file a registration statement pursuant to the Securities Act to register the Series A Conversion Shares for resale.  The Registration Rights Agreement also contains provisions for “piggyback registration rights” pursuant to which the Purchasers may include their Series A Conversion Shares in any future registration statement filed by the Company, with certain exceptions as set forth in the Registration Rights Agreement.

The Company also entered into an indemnification agreement with each of the members of the Board of Directors, dated June 9, 2011 (an “Indemnification Agreement”), in order to provide the directors of the Company with protection against personal liability.

The Securities offered and sold to the Purchasers in the Transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from securities registration afforded by Regulation D under the Securities Act.  Each Purchaser represented to the Company that it is an “accredited investor,” as defined in Rule 501 of Regulation D.  Roth Capital Partners LLC received placement agent fees in the amount of $900,000 in connection with the issuance of the Securities, which resulted in net proceeds to the Company, after expenses, of approximately $13.7 million.

The above summary is not intended to be complete and is qualified in its entirety by reference to the detailed provisions in the form of Investment Agreement, form of Registration Rights Agreement, form of Indemnification Agreement, Series A Certificate of Designation and Series A Exchangeable Certificate of Designation, which are attached to this Form 8-K as Exhibits 10.1, 10.2, 10.3, 3.1 and 3.2, respectively, and are incorporated herein by reference.

A copy of the press release issued by the Company in connection with the private placement is attached as Exhibit 99.1 to this Form 8-K.

Item 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Pursuant to the terms of the Investment Agreement, (i) two (2) of the current members of the seven (7) member Board of Directors were required to irrevocably tender their resignations to take effect concurrently with the closing of the Transaction and (ii) the Purchasers were given the right to designate two (2) nominees to be appointed to fill such vacancies as of the closing.  Accordingly, on June 8, 2011, Louis P. Scheps and Jerome Baron irrevocably tendered their resignations to take effect concurrently with the closing of the Transaction.  The purchasers nominated James E. Thomas and Kathleen A. Tune (the “Purchaser Designees”), who, pursuant to the Investment Agreement, were appointed to serve as members of the Board of Directors as of the closing.  Pursuant to the Investment Agreement, the Purchasers’ right to nominate the Purchaser Designees shall at no time be in excess of the level considered proportionate for purposes of the NASDAQ listing rules or other applicable listing rules.

Mr. Thomas has been named to serve on the Compensation Committee and Nominating and Governance Committee and Ms. Tune has been named to serve on the Audit Committee.

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

The Company filed a Certificate of Elimination (the “Certificate of Elimination”) in connection with its Series A Cumulative Convertible Preferred Stock, par value $0.001 per share (the “Cumulative Preferred Stock”) with the Secretary of State of the State of Delaware on June 8, 2011.  None of the authorized shares of Cumulative Preferred Stock were outstanding.

The Certificate of Elimination is attached to this Form 8-K as Exhibit 3.3 and is incorporated herein by reference.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.03.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits – The following exhibits are filed as part of this report:

3.1	Certificate of Designation of Series A Convertible Preferred Stock of CAS Medical Systems, Inc.

3.2	Certificate of Designation of Series A Exchangeable Preferred Stock of CAS Medical Systems, Inc.

3.3	Certificate of Elimination in Reference to Series A Cumulative Convertible Preferred Stock of CAS Medical Systems, Inc.

10.1	Investment Agreement, dated June 8, 2011, among CAS Medical Systems, Inc. and the several Purchasers named therein

10.2	Registration Rights Agreement, dated June 9, 2011, among CAS Medical Systems, Inc. and the several Purchasers named therein

10.3	Form of Indemnification Agreement, dated June 9, 2011, between CAS Medical Systems, Inc. and the individual members of the Board of Directors of CAS Medical Systems, Inc.

99.1	Press Release dated June 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAS MEDICAL SYSTEMS, INC.

Date: June 13, 2011	By:	/s/ Jeffery A. Baird
Jeffery A. Baird
Chief Financial Officer

EXHIBIT INDEX

3.1	Certificate of Designation of Series A Convertible Preferred Stock of CAS Medical Systems, Inc.

3.2	Certificate of Designation of Series A Exchangeable Preferred Stock of CAS Medical Systems, Inc.

3.3	Certificate of Elimination in Reference to Series A Cumulative Convertible Preferred Stock of CAS Medical Systems, Inc.

10.1	Investment Agreement, dated June 8, 2011, among CAS Medical Systems, Inc. and the several Purchasers named therein

10.2	Registration Rights Agreement, dated June 9, 2011, among CAS Medical Systems, Inc. and the several Purchasers named therein

10.3	Form of Indemnification Agreement, dated June 9, 2011, between CAS Medical Systems, Inc. and the individual members of the Board of Directors of CAS Medical Systems, Inc.

99.1	Press Release dated June 9, 2011